EXHIBIT 99.1

Rush Enterprises, Inc. Reports First Quarter Results

  Parts, service and body shop revenue up 43% from Q1 2010
  First quarter absorption rate of 109.0%
  Completed two significant acquisitions

SAN ANTONIO, April 20, 2011 (GLOBE NEWSWIRE) -- Rush Enterprises, Inc. (Nasdaq:RUSHA) (Nasdaq:RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced results for the first quarter ended March 31, 2011.

In the first quarter, the Company's gross revenues totaled $446.1 million, a 49.1% increase from gross revenues of $299.3 million reported for the first quarter ended March 31, 2010. Income from continuing operations for the quarter was $7.3 million, or $0.19 per diluted share, compared with income from continuing operations of $1.9 million, or $0.05 per diluted share, in the quarter ended March 31, 2010. The Company reported net income for the quarter of $7.3 million, or $0.19 per diluted share, compared with a net income of $2.2 million, or $0.06 per diluted share in the first quarter of 2010.

The Company delivered 1,345 new heavy-duty trucks, 923 new medium-duty commercial vehicles and 1,107 used commercial vehicles during the first quarter of 2011, compared to 969 new heavy-duty trucks, 611 new medium-duty trucks and 686 used trucks during the first quarter of 2010. Parts, service and body shop sales revenue was $145.6 million in the first quarter of 2011, compared to $101.8 million in the first quarter of 2010.

"We are excited with the performance of our parts, service and body shop business, which achieved record high monthly revenues in March," said W.M. "Rusty" Rush, Rush Enterprises Inc. President and Chief Executive Officer. "Despite lost operating days caused by inclement weather conditions throughout most of the country in January and February, we were able to achieve a very strong 109% percent absorption rate for the quarter."

"As expected, deliveries of Class 8 trucks remained challenging in the first quarter. However, we are greatly encouraged by the sustained increase in U.S. Class 8 new truck orders. If orders continue at the current pace, we could see 2011 U.S. Class 8 truck sales in the range of 180,000 to 200,000 units, compared to 110,000 units in 2010, with deliveries increasing as early as the second quarter," Mr. Rush explained.

"With confidence in our growth strategy, we completed two strategic acquisitions in the Southeast this quarter. In February, we acquired Heintzelman's Ford in Orlando, Florida, adding the fourth Ford franchise to our dealership network. In March, we acquired the International, Hino, Isuzu, UD, IC Bus and Workhorse franchises from Asbury Automotive's Nalley Motor Trucks in metro-Atlanta. The Nalley Motor Trucks acquisition is significant in building our Navistar Division, which has grown since its inception last May to include15 full service dealerships with 2 dedicated collision centers. We are strongly committed to working with Navistar to build a successful network and look forward to opportunities to work together in the future," concluded Rusty Rush.

"We are pleased to welcome many new employees into the Rush Enterprises organization from our newly acquired locations. We remain committed to integrating our 'The Customer is the Boss' philosophy into our new dealership locations and extending our reputation for excellence in customer service in these markets," said W. Marvin Rush, Chairman and Founder of Rush Enterprises.

Conference Call Information

Rush Enterprises will host its quarterly conference call to discuss earnings for the first quarter on Thursday, April 21, 2011, at 11 a.m. Eastern/10 a.m. Central.  The call can be heard live by dialing 877-638-4557 (US) or 914-495-8522 (International) or via the Internet at http://investor.rushenterprises.com/events.cfm.

For those who cannot listen to the live broadcast, the webcast will be available on our website at the above link until July 15, 2011. Listen to the audio replay until April 28, 2011 by dialing 800-642-1687 (US) or 706-645-9291 (International) and entering the Conference ID 58551935.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. owns and operates the largest network of commercial vehicle dealerships in the United States, representing truck and bus manufacturers including Peterbilt, International, Hino, Isuzu, Ford, UD, Blue Bird, IC, Diamond and Elkhart. The Company's vehicle centers are strategically located in high traffic areas on or near major highways in 14 states throughout the Southern and Western United States. These one-stop centers offer an integrated approach to meeting customer needs -- from sales of new and used vehicles to aftermarket parts, service and body shop operations plus a wide array of financial services, including financing, insurance, leasing and rental. Rush Enterprises' operations also provide vehicle up-fitting, chrome accessories and tires. For more information, please visit www.rushenterprises.com.

The Rush Enterprises, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3352

Certain statements contained herein, including those concerning current and projected truck industry and market conditions, sales forecasts, the Company's acquisition prospects, and the impact of general economic conditions are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, onetime events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission.

-Tables to Follow-

RUSH ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Shares and Per Share Amounts)

	March 31,	December 31,
	2011	2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,326	$168,976
Accounts receivable, net	53,566	43,513
Inventories, net	385,384	321,933
Prepaid expenses and other	9,592	14,104
Deferred income taxes, net	10,657	10,281
Total current assets	560,525	558,807
Investments	7,575	7,575
Property and equipment, net	467,922	445,919
Goodwill, net	174,359	150,388
Other assets, net	4,832	5,244
Total assets	$1,215,213	$1,167,933

Liabilities and shareholders' equity
Current liabilities:
Floor plan notes payable	$283,893	$237,810
Current maturities of long-term debt	58,230	62,279
Current maturities of capital lease obligations	8,803	7,971
Trade accounts payable	42,658	37,933
Accrued expenses	59,095	69,036
Total current liabilities	452,679	415,029
Long-term debt, net of current maturities	186,841	189,850
Capital lease obligations, net of current maturities	33,691	34,231
Other long-term liabilities	232	364
Deferred income taxes, net	64,964	63,540
Shareholders' equity:
Preferred stock, par value $.01 per share; 1,000,000 shares authorized; 0 shares outstanding in 2011 and 2010	–	–
Common stock, par value $.01 per share; 60,000,000 class A shares and 20,000,000 class B shares authorized; 27,025,263 class A shares and 10,719,547 class B shares outstanding in 2011; and 26,798,707 class A shares and 10,700,044 class B shares outstanding in 2010	394	391
Additional paid-in capital	200,286	195,747
Treasury stock, at cost: 1,639,843 class B shares	(17,948)	(17,948)
Retained earnings	294,218	286,951
Accumulated other comprehensive loss, net of tax	(144)	(222)
Total shareholders' equity	476,806	464,919
Total liabilities and shareholders' equity	$1,215,213	$1,167,933

RUSH ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)
	Three Months Ended March 31,
	2011	2010

Revenues:
New and used commercial vehicle sales	$ 277,530	$ 180,604
Parts and service sales	145,560	101,828
Lease and rental	18,985	14,032
Finance and insurance	1,968	1,485
Other	2,061	1,339
Total revenue	446,104	299,288
Cost of products sold:
New and used commercial vehicle sales	258,905	166,346
Parts and service sales	88,712	62,629
Lease and rental	16,097	12,250
Total cost of products sold	363,714	241,225
Gross profit	82,390	58,063
Selling, general and administrative	65,346	50,137
Depreciation and amortization	4,180	3,547
Loss on sale of assets	(43)	(11)
Operating income	12,821	4,368
Interest expense, net	1,201	1,297
Income from continuing operations before taxes	11,620	3,071
Provision for income taxes	4,353	1,149
Income from continuing operations	7,267	1,922
Income from discontinued operations, net of tax	0	315
Net income	$ 7,267	$ 2,237

Earnings per common share - Basic:
Income from continuing operations	$ 0.19	$ 0.05
Net income	$ 0.19	$ 0.06

Earnings per common share - Diluted:
Income from continuing operations	$ 0.19	$ 0.05
Net income	$ 0.19	$ 0.06

Weighted average shares outstanding:
Basic	37,621	37,171
Diluted	38,815	37,745
CONTACT: Rush Enterprises, Inc., San Antonio
         Steven L. Keller, 830-626-5226